EX.99.906CERT

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the Buffalo Funds (the “Funds”) does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the Funds for the year ended March 31, 2026 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Funds for the stated period.

/s/ Laura Symon Browne
Laura Symon Browne
President and Treasurer
Principal Executive Officer and Principal Financial Officer Buffalo Funds

Date:	5/29/2026

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by Buffalo Funds for purposes of Section 18 of the Securities Exchange Act of 1934.